Exhibit 10.2
EXECUTION COPY
STOCK PURCHASE AGREEMENT
     This Stock Purchase Agreement (this “Agreement”), dated as of December 21, 2007, is made by and among Wood River Partners, L.P. and Wood River Partners Offshore, Ltd. (the “Wood River Entities”), Endwave Corporation (the “Company”) and, solely for purposes of Section 7.1 hereof, Arthur J. Steinberg, not individually but solely in his capacity as the Receiver of the Wood River Entities and certain related parties (the “Receiver”).
Recitals
     A. The Wood River Entities currently beneficially own 4,102,247 shares of Endwave Common Stock.
     B. The Company desires to purchase 2,502,247 of such shares (the “Shares”) from the Wood River Entities on the terms and subject to the conditions set forth in this Agreement.
     C. The Wood River Entities desire to sell the Shares to the Company on the terms and subject to the conditions set forth in this Agreement.
     D. The Company and the Receiver have entered into an Amended and Restated Settlement Agreement, dated as of December 20, 2007 (the “Settlement Agreement”) and a Registration Rights Agreement, dated as of May 17, 2007 (as amended by this Agreement, the “Registration Rights Agreement”).
     E. Pursuant to the Settlement Agreement, the Wood River Entities and the Company (collectively, the “Parties”) and the Receiver (for the limited purposes stated above) have agreed to enter into this Agreement.
Agreement
     In consideration of the foregoing and the covenants and agreements contained, in this Agreement, the Settlement Agreement and the Registration Rights Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:
     1. Agreement To Sell And Purchase.
     On the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined) the Company shall purchase from Wood River Partners, L.P. 1,980,071 Shares and from Wood River Partners Offshore, Ltd. 522,176 Shares for a purchase price per Share in cash equal to the lower of (a) $6.83 and (b) the lowest price per share, before any deductions of commissions, fees or expenses, paid by purchasers of the remaining 1,600,000 shares of Endwave Common Stock beneficially owned by the Wood River Partners Offshore, Ltd. (the “Remaining Shares”) in the transactions contemplated by Section 5.1(d). On the terms

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and subject to the conditions set forth in this Agreement, the Wood River Entities shall sell such Shares to the Company in exchange for such purchase price.
     2. Closing, Delivery And Payment.
          2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 10:00 a.m. Eastern Standard Time on the business day following satisfaction (or waiver) of all of the conditions to Closing (other than those that by their nature will be satisfied at the Closing) set forth in Section 5, at the offices of Cooley Godward Kronish llp, 101 California Street, Fifth Floor, San Francisco, California 94111 or at such other time or place as the Company and the Receiver may mutually agree (such date is hereinafter referred to as the “Closing Date”).
          2.2 Delivery. At the Closing,
               (a) the Wood River Entities will deliver the Shares to ComputerShare Trust Co., N.A., the transfer agent for the Company’s common stock, by causing the Shares to be transferred to the Company by book-entry;
               (b) the Company shall make payment of the purchase price for the Shares to the Wood River Entities by wire transfer of immediately available funds to the account(s) specified in writing by the Receiver to the Company; and
               (c) the Receiver, on behalf of the Wood River Entities, shall make the payment to the Company that are required to be made at the Closing pursuant to the Settlement Agreement.
     3. Representations And Warranties Of The Company.
          The Company hereby represents and warrants to the Wood River Entities as follows:
          3.1 Requisite Power and Authority. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary power and authority to execute and deliver this Agreement and the Settlement Agreement and to carry out their provisions. All action on the Company’s part required for the lawful execution and delivery of this Agreement and the Settlement Agreement has been taken. Upon their execution and delivery, this Agreement and the Settlement Agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies. The execution and delivery by the Company of this Agreement and the Settlement Agreement, and the consummation by the Company of the transactions contemplated hereunder and thereunder, will not, with or without the giving of notice or the passage of time or both violate the provisions of any constitution, law, ordinance, principle of common law, regulation, statute or treaty (“Legal Requirement”) of any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal (“Governmental Body”).

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          3.2 No Consent Required. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any Governmental Body or any party to any contract, agreement, instrument, lease or license to which the Company or any of its subsidiaries is a party, is required for the execution, delivery or performance by the Company of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the Company to consummate the transactions contemplated hereby.
     4. Representations And Warranties Of The Receiver.
          The Receiver, on behalf of the Wood River Entities, hereby represents and warrants to the Company as follows:
          4.1 Requisite Power and Authority. The Wood River Entities have all necessary power and authority to execute and deliver this Agreement and the Settlement Agreement and to carry out their provisions. All action on the Receiver’s and the Wood River Entities’ part required for the lawful execution and delivery of this Agreement and the Settlement Agreement has been taken. Upon their execution and delivery, this Agreement and the Settlement Agreement will be valid and binding obligations of the Receiver (solely in his capacity as such to the extent provided herein and therein) and the Wood River Entities, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies. The execution and delivery by Wood River Entities of this Agreement and the Settlement Agreement, and the consummation by the Wood River Entities of the transactions contemplated hereunder and thereunder, will not, with or without the giving of notice or the passage of time or both violate the provisions of any Legal Requirement of any Governmental Body,
          4.2 Ownership of Shares. The Wood River Entities have good and marketable right, title and interest (legal and beneficial) in and to all of the Shares. Upon payment for the Shares in accordance with this Agreement, the Wood River Entities will convey the Shares to the Company free and clear of all liens, pledges, security interests, charges, contractual obligations, claims or encumbrances of any kind (other than those that may be created by the Company).
          4.3 Compliance with Other Instruments. Neither the execution and delivery of this Agreement nor, the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will result in the creation of any mortgage, pledge, lien, security interest, encumbrance, contractual obligation or charge upon the Shares (other than those created by the Company). Neither the Wood River Entities nor the Receiver has granted any options of any sort with respect to the Shares or any right to acquire the Shares or any interest therein other than under this Agreement.
          4.4 No Consent Required. Other than the Approval Order (as defined below), no consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any Governmental Body or any party to any contract, agreement,

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instrument, lease or license to which the Receiver or any of the Wood River Entities is a party, is required for the execution, delivery or performance by the Wood River Entities of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the Wood River Entities to consummate the transactions contemplated hereby.
          4.5 Disclosure of Information. The Receiver has received all the information he, with the advice of his financial advisors, considers necessary or appropriate for deciding whether the Wood River Entities should sell the Shares to the Company pursuant to this Agreement. Without limiting the generality of the foregoing, the Receiver has read the Company’s annual report on Form 10-K for the year ended December 31, 2006, the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission since January 1, 2007 and the Company’s proxy statement for its 2007 annual meeting of stockholders. The Receiver acknowledges (i) that neither the Company, nor any of the Company’s Related Parties (as defined below), has made any representation or warranty, express or implied, except as set forth herein or in the Settlement Agreement, regarding any aspect of the sale and purchase of the Shares, the operation or financial condition of the Company or the value of the Shares, (ii) that the Receiver is not relying upon the Company or any of the Company’s Related Parties in making its decision to sell the Shares to the Company pursuant to this Agreement, (iii) that the Company is relying upon the truth of the representations and warranties in this Section 4 in connection with its purchase of the Shares hereunder. For purposes of this Agreement, “Related Parties” shall mean the Company’s current and former directors, officers, partners, employees, attorneys, agents, successors, assigns, current and former stockholders (including current and former limited partners, general partners and management companies), owners, representatives, predecessors, parents, affiliates, associates and subsidiaries.
          4.6 Continuing Rights. After the Closing, the Wood River Entities shall have no rights with respect to the Shares, as stockholders of the Company or otherwise, with respect to any future sale, acquisition, merger, liquidation, dissolution or other corporate event regarding the Company or its assets (any of the foregoing, a “Corporate Event”). The Receiver expressly acknowledges that any such Corporate Event may result in the payment by the Company or a third party of assets, funds or other proceeds to the Company’s stockholders in a manner such that the value attributed to the Company’s capital stock in such Corporate Event (either in an aggregate amount or on a per share basis) may be greater than the purchase price paid pursuant to in this Agreement.
          4.7 Tax Consequences. The Receiver has had an opportunity to review the federal, state and local tax consequences of the sale of the Shares to the Company and the transactions contemplated by this Agreement with his own tax advisors. The Receiver is relying solely on such advisors for tax advice and not on any statements or representations of the Company or any of its respective Related Parties. The Receiver understands that the Wood River Entities (and not the Company) shall be responsible for their own respective tax liabilities that may arise as a result of the transactions contemplated by this Agreement.

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     5. Conditions To Closing.
          5.1 Conditions to the Company’s Obligations at the Closing. The Company’s obligation to purchase the Shares at the Closing is subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any one or more of which may be waived in the Company’s sole discretion):
               (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by Wood River Entities in Section 4 hereof shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date. The Wood River Entities shall have performed all of their obligations under this Agreement that are required to be performed prior to the Closing.
               (b) No Injunction. There shall not be in effect any injunction or restraining order rendered by any court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement.
               (c) Approval Order. The order issued by the United States District Court for the Southern District of New York approving the transactions contemplated by this Agreement and the Settlement Agreement (the “Approval Order”) shall be in full force and effect.
               (d) Sale of Remaining Shares. The Wood River Entities shall have sold all of the Remaining Shares to the investors named on Exhibit A (or to investment funds affiliated with any such investor and under common management with any such investor) (the “Permitted Investors”), provided that each such Permitted Investor that purchases Remaining Shares represents and warrants to the Wood River Entities in writing that as of the time of the closing of such purchase of a portion of the Remaining Shares, it does not have and does not intend to obtain “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of any shares of Company capital stock held of record or beneficially owned by the other purchasers of the Remaining Shares (other than the Remaining Shares purchased by it or by investment funds that are its affiliates and under common management with it). The Receiver shall have provided copies of such written representations to the Company prior to the Closing.
          5.2 Conditions to Obligations of the Wood River Entities. The Wood River Entities’ obligations to sell the Shares at the Closing are subject to the satisfaction, on or prior to the Closing, of the following conditions (any one or more of which may be waived in the Wood River Entities’ sole discretion):
               (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date. The Company shall have performed all of its obligations under this Agreement that are required to be performed prior to the Closing.

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               (b) No Injunction. There shall not be in effect any injunction or restraining order rendered by any court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement.
               (c) Approval Order. The Approval Order shall be in full force and effect.
               (d) Sale of Remaining Shares. The Wood River Entities shall have sold all of the Remaining Shares to the Permitted Investors, provided that each such Permitted Investor that purchases Remaining Shares represents and warrants to the Wood River Entities in writing that as of the time of the closing of such purchase of a portion of the Remaining Shares, it does not have and does not intend to obtain “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of any shares of Company capital stock held of record or beneficially owned by the other purchasers of the Remaining Shares (other than the Remaining Shares purchased by it or by investment funds that are its affiliates and under common management with it).
               (e) Form 8-K. The Company shall, prior to the signing of this Agreement, have filed with the Securities and Exchange Commission the current report on Form 8-K contemplated by Section 2(b) of the Settlement Agreement.
     6. Termination
          6.1 Termination Events. This Agreement may be terminated prior to the Closing:
               (a) by the Company if the Closing has not taken place on or before January 4, 2008 (other than as a result of any failure on the part of the Company to comply with or perform its covenants and obligations under this Agreement or the Settlement Agreement);
               (b) by the Wood River Entities if the Closing has not taken place on or before January 4, 2008 (other than as a result of the failure on the part of the Wood River Entities to comply with or perform any covenant or obligation set forth in this Agreement or the Settlement Agreement); or
               (c) by the mutual consent of the Company and the Receiver.
          6.2 Termination Procedures. If the Company wishes to terminate this Agreement pursuant to Section 6.1(a), the Company shall deliver to the Receiver a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement. If the Wood River Entities wish to terminate this Agreement pursuant to Section 6.1(b), the Wood River Entities shall deliver to the Company a written notice stating that the Wood River Entities are terminating this Agreement and setting forth a brief description of the basis on which they are terminating this Agreement.
          6.3 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, all further obligations of the parties under this Agreement shall terminate.

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          6.4 Nonexclusivity of Termination Rights. The termination rights provided in Section 6.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section 6.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other contract, under any statute, rule or other legal requirement, at common law, in equity or otherwise).
     7. Miscellaneous.
          7.1 Amendment of Registration Rights Agreement. The first sentence of Section 8.1 of the Registration Rights Agreement is hereby amended and restated to read as follows: “The Receiver and the Wood River Entities shall not sell, distribute or otherwise dispose of any of the WR Common Stock until the consummation of an Underwritten Offering or a Registered Direct Offering resulting in the sale of at least the Minimum Number of shares of WR Common Stock; provided, however, that this restriction shall not apply to (i) public resales of WR Common Stock pursuant to Rule 144 under the Securities Act of 1933, as amended, (ii) to any transfer by any Wood River Entity to another Wood River Entity or (iii) to the sales of WR Common Stock to the Company contemplated by that certain Stock Purchase Agreement, dated as of December [___], 2007, by and between the Company, certain Wood River Entities, and for limited purposes, the Receiver (the “Endwave Stock Purchase Agreement”) or (iv) to the sales of WR Common Stock by the Wood River Entities to the Permitted Investors (as such term is defined in the Endwave Stock Purchase Agreement).” Furthermore, the Receiver and the Company agree that, notwithstanding anything to the contrary set forth in the Registration Rights Agreement, the Wood River Entities (as defined in the Registration Rights Agreement) shall not have any obligation to pay any amounts contemplated by Section 5.3 of the Registration Rights Agreement. Immediately following the Closing, the Registration Rights Agreement shall terminate in its entirety and such agreement and all rights and obligations thereunder shall be of no further force and effect.
          7.2 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given by (and shall be deemed to have been duly given) as follows: (i) at the time delivered by hand, if delivered personally; (ii) when sent via facsimile (with confirmation); (iii) five Business Days (as defined in the Registration Rights Agreement) after being deposited in the mail, if sent postage prepaid, by registered or certified mail (return receipt requested); or (iv) on the next Business Day, if timely delivered to an express courier guaranteeing overnight delivery (with confirmation). Notices shall be directed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a) If to the Company:
Endwave Corporation
130 Baytech Drive
San Jose, California 95134
Attn: Chief Financial Officer
Facsimile: (408) 522-3102

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with a copy to:
Jodie M. Bourdet, Esq.
Cooley Godward Kronish LLP
101 California Street, 5th floor
San Francisco, California 94111
Facsimile: (415) 693-2222
(b) If to the Receiver or the Wood River Entities:
Arthur J. Steinberg, Esq.
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Facsimile: (212) 836-8689
with a copy to:
Phillip A. Geraci, Esq.
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Facsimile: (212) 836-8689
          7.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Wood River Entities or the Company and the Closing.
          7.4 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement.
          7.5 Successors and Assigns. No party may assign any of its rights or obligations under this Agreement without the prior written consent to the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement (and their permitted successors and assigns) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except that the Receiver is an intended third-party beneficiary of this Agreement and is entitled to enforce the same as if he were fully a party hereto with respect to all of the provisions hereof. Except as provided in the prior sentence, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns. Any attempted assignment in violation of this Agreement shall be null and void ab initio.
          7.6 Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and

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supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.
          7.7 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Company and the Wood River Entities or in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.
          7.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
          7.9 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to principles of conflicts of law that would result in the application of the laws of a different jurisdiction.
          7.10 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
          7.11 Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.
          7.12 Receiver. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Receiver, not individually or personally but solely in his capacity as Receiver for the Wood River Entities and related entities; (ii) each of the representations, undertakings, and agreements made herein on the part of the Receiver is made and intended not as personal representations, undertakings and agreements by the Receiver but is made and intended for the purpose of binding only the Receiver in his capacity as Receiver for the Wood River Entities; and (iii) under no circumstances shall the Receiver be personally liable for the payment of any indebtedness or expenses of the Wood River Entities or be liable for the breach or failure of any obligation, representation, warranty, or covenant made or undertaken by the Wood River Entities under this Agreement.

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          7.13 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be exclusively brought against any of the parties in the United States District Court for the Southern District of New York, or the courts of the State of New York in the event that such District Court does not have or cannot acquire jurisdiction in such action or proceeding, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the World.
          7.14 Expenses. Except as otherwise provided in the Settlement Agreement, each party to the Agreement will bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby.
          7.15 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such documents, and (c) to do such other acts and things, all as the other parties hereto may reasonably request for the purposes of carrying out the intent of this Agreement.

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          Each of the parties has executed this Agreement as of the date first written above.

Endwave Corporation
By:	/s/ Edward A. Keible
	Name:	Edward A. Keible
	Title:	President and Chief Executive Officer

Wood River Partners, L.P.
By:	/s/ Arthur Steinberg
Arthur J. Steinberg, not individually
but solely in his capacity as the Receiver for the Wood River Entities

Wood River Partners Offshore, Ltd.
By:	/s/ Arthur Steinberg
Arthur J. Steinberg, not individually
but solely in his capacity as the Receiver for the Wood River Entities

Solely for purposes of Section 7.1 Arthur J. Steinberg, Esq., not individually but solely in his capacity as the Receiver of the Wood River Entities
/s/ Arthur Steinberg
Arthur J. Steinberg
Receiver

Exhibit A
Permitted Investors
Potomac Capital Partners LP
Potomac Capital International Ltd
Pleiades Investment Partners-R LP
EagleRock Institutional Partners, LP
EagleRock Master Fund, LP
Caiman Partners LP
Slater Equity Partners LP